EXHIBIT 5.1


                             [Arch Coal Letterhead]


                                  July 1, 1997



Board of Directors
Arch Coal, Inc.
CityPlace One, Suite 300
St. Louis, Missouri 63141

Ladies and Gentlemen:

      I am the Senior Vice President-Law and Human Resources, General Counsel and Secretary of Arch Coal, Inc., a Delaware corporation (the "Company"), and in that capacity have acted as the Company's counsel in connection with the filing of a Registration Statement on Form S-8 ("Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering the offering and sale of up to 50,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), under the Coal-Mac, Inc. Savings and Retirement Plan (the "Plan").

      In connection herewith, I have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to my satisfaction of the Registration Statement, the Restated Certificate of Incorporation and the By-laws of the Company, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as I have deemed necessary or appropriate in order to enable me to render the opinions expressed below. In rendering this opinion, I have assumed the genuineness of all signatures on all documents examined by me, the authenticity of all documents submitted to me as originals and the conformity to authentic originals of all documents submitted to me as certified or photostated copied.

      Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations stated herein, I am of the opinion that:

(1) The Company is a corporation validly existing in good standing under the laws of the State of Delaware;

(2)      When,



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         (i)      the  Registration   Statement  shall   have  become  effective
                  under the Act; and

         (ii) the shares of Common Stock being offered and sold by the Company pursuant to the Plan shall have been duly issued and sold in accordance with the terms of the Plan;

         then such shares of Common Stock will be legally issued, fully paid and non-assessable.

         This opinion is not rendered with respect to any laws other than the General Corporation Law of the State of Delaware and the Act.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of such shares of Common Stock.

         In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,



                                          /s/ Jeffry N. Quinn
                                          Jeffry N. Quinn